UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2004

Magellan Health Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Munson Road Farmington, Connecticut	06032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On June 17, 2004, Magellan Heath Services, Inc. (the “Company”) accepted the resignation of Megan M. Arthur, the Company’s general counsel since October 2001.  Ms. Arthur has accepted the position of general counsel with the University of Maryland Medical System and will depart the Company on July 2, 2004.  The Company has undertaken a search for a new general counsel.  In the interim, the Company’s Chief Financial Officer, Mark S. Demilio, who has extensive legal expertise and previously served as the Company’s general counsel, will oversee all legal aspects of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MAGELLAN HEALTH SERVICES, INC.
(Registrant)

Date: June 17, 2004	/s/ MARK S. DEMILIO
Mark S. Demilio
Executive Vice President and Chief Financial Officer